UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Fortune Brands Home & Security, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts!
FORTUNE BRANDS HOME & SECURITY, INC. May 3, 2022 Annual Meeting of Stockholders

FORTUNE BRANDS HOME & SECURITY, INC. ATTN: CORPORATE SECRETARY 520 LAKE COOK ROAD DEERFIELD, IL 60015-5611

D65562-P66396

You invested in FORTUNE BRANDS HOME & SECURITY, INC. and it’s time to vote!

You have the right to vote on proposals being presented at the Annual Meeting of Stockholders. This is an important notice regarding the availability of proxy materials for the Annual Meeting to be held virtually on May 3, 2022.

Get informed before you vote

View the Proxy Statement and Annual Report on Form 10-K online. The deadline to vote in advance of the Annual Meeting is May 2, 2022 at 11:59 PM (EDT). The deadline for stockholders that hold shares through the Company’s 401(k) plans is April 28, 2022 at 11:59 PM (EDT). You can receive a free paper or email copy of the material(s) by submitting a request prior to April 19, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

V1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the

upcoming Annual Meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends

Proposal 1 - Election of Class II Directors:

1a. Susan S. Kilsby	For

1b. Amit Banati	For

1c. Irial Finan	For

Proposal 2 - Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2022.	For

Proposal 3 - Advisory vote to approve named executive officer compensation.	For
Proposal 4 - Approval of the Fortune Brands Home & Security, Inc. 2022 Long-Term Incentive Plan.	For
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

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